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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 31, 2000
                                                           ------------

                                  NETZEE, INC.
        ----------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           GEORGIA                      0-27925               58-2488883
 ------------------------------------------------------------------------------
 (STATE OR OTHER JURISDICTION OF      (COMMISSION FILE       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION )           NUMBER)          IDENTIFICATION NO.)

            6190 POWERS FERRY ROAD, SUITE 400, ATLANTA, GEORGIA 30339
            ---------------------------------------------------------
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (770) 850-4000
                                                           --------------

                                 NOT APPLICABLE
            ---------------------------------------------------------
              (FORMER NAME, FORMER ADDRESS AND FORMAL FISCAL YEAR,
                         IF CHANGED SINCE LAST REPORT)


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ITEM 5.           OTHER EVENTS.

         On May 31, 2000, Netzee, Inc. (the "Company") finalized a Credit Agreement with The InterCept Group, Inc. ("InterCept"), the owner of approximately 35% of the Company's common stock, pursuant to which InterCept agreed to lend the Company up to $15 million on a revolving credit basis, subject to various terms and conditions. Borrowings under the Credit Agreement bear interest at the prime rate stated in the Credit Agreement plus 2% and are secured by substantially all of the Company's assets. The Credit Agreement provides for earnings, tangible net worth and other affirmative and negative covenants with which the Company must comply, and provides for various other conditions and restrictions. Interest on all amounts borrowed under the Credit Agreement is payable quarterly. Borrowings under the Credit Agreement are being used to fund working capital requirements.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c)      Exhibits.


                  Exhibit
                     No.            Description
                  -------           --------------------------------------------
                  10.1              Credit Agreement, dated May 31, 2000, by and between
                                    Netzee, Inc. and The InterCept Group, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               NETZEE, INC.

Date: June 20, 2000                            By:   /s/ Glenn W. Sturm
                                                  ------------------------------
                                                     Glenn W. Sturm
                                                     Chief Executive Officer


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                                  EXHIBIT LIST


       Exhibit No.         Description
       -----------         -----------

         10.1              Credit Agreement, dated May 31, 2000, by and between Netzee,
                           Inc. and The InterCept Group, Inc.


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